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                                                                    Exhibit 4.10


                       REMOVAL AND APPOINTMENT OF TRUSTEES
                                       OF
                            METLIFE CAPITAL TRUST III


            This Removal and Appointment of Trustees of MetLife Capital Trust III (the "Trust") is made as of January 16, 2004 (this "Appointment"), by MetLife, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and agreed and accepted by J.P. Morgan Trust Company, National Association ("JPMTC"), as successor property trustee of the Trust, and Chase Manhattan Bank USA, National Association ("Chase Delaware"), as successor Delaware trustee of the Trust. JPMTC and Chase Delaware are hereinafter jointly referred to as the "Chase Trustees."

            WHEREAS, the Trust was created under the Delaware Statutory Trust Act (f/k/a the Delaware Business Trust Act) pursuant to the filing of a Certificate of Trust of the Trust in the office of the Secretary of State of the State of Delaware on May 17, 2001, and by the entering into of a Declaration of Trust of the Trust, dated as of May 17, 2001 (the "Declaration");

            WHEREAS, Bank One Trust Company, N.A. has transferred and assigned its corporate trust business to JPMTC;

            WHEREAS, the Sponsor desires to confirm that JPMTC is the successor property trustee of the Trust by expressly removing Bank One Trust Company, N.A. as the property trustee of the Trust and appointing JPMTC as the successor property trustee of the Trust

            WHEREAS, Bank One Delaware, Inc. has transferred and assigned its Delaware trust business to Chase Delaware;

            WHEREAS, the Sponsor desires to confirm that Chase Delaware is the successor Delaware trustee of the Trust by expressly removing Bank One Delaware, Inc., as the Delaware trustee of the Trust, and appointing Chase Delaware as the successor Delaware trustee of the Trust; and

            WHEREAS, the Chase Trustees desire to become successor trustees of the Trust and, immediately following such appointment, the Bank One Trust Company, N.A. and Bank One Delaware, Inc. (jointly, the "Bank One Trustees") shall be deemed removed as trustees of the Trust.

            NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Pursuant to Section 6 of the Declaration, the Sponsor hereby appoints JPMTC as a successor property trustee of the Trust and Chase Delaware as a successor Delaware trustee of the Trust. The Chase Trustees hereby accept such appointments and agree to be successor trustees of the Trust pursuant to the Declaration.

            2. Immediately following the appointment by the Sponsor of the Chase Trustees as successor trustees of the Trust pursuant to Section 1 hereof, the Sponsor hereby removes the Bank One Trustees from the Trust as trustees of the Trust. The Bank One Trustees'


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removal shall be deemed effective immediately following the appointment by the
Sponsor of the Chase Trustees as successor trustees of the Trust pursuant to
Section 1 hereof.

            3. All references in the Declaration to the term "Delaware Trustee" are deemed to refer to Chase Delaware as Delaware trustee of the Trust. All references in the Declaration to the term "Property Trustee" are deemed to refer to JPMTC as property trustee of the Trust. All references in the Declaration to the term "Trustees" are deemed to include a reference to the Chase Trustees as trustees of the Trust.

            4. This Appointment may be executed in one or more counterparts.

            5. Except to the extent that it is expressly modified by this Appointment, the Declaration shall continue in full force and effect.

            6. This Appointment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


                          [signature page follows]


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            IN WITNESS WHEREOF, the parties hereto have caused this Appointment to be duly executed as of the date and year first above written.

                                          METLIFE, INC., as Sponsor





                                          By:   /s/ Anthony J. Williamson
                                                ------------------------------
                                                Name:  Anthony J. Williamson
                                                Title: Senior Vice-President
                                                       and Treasurer


Agreed and Accepted by:


CHASE MANHATTAN BANK USA,
    NATIONAL ASSOCIATION



By:   /s/ John J. Cashin
      ------------------------------
      Name:  John J. Cashin
      Title: Vice-President


J.P. MORGAN TRUST COMPANY,
    NATIONAL ASSOCIATION



By:   /s/ J. Michael Banas
      ------------------------------
      Name:  J. Michael Banas
      Title: Vice President


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